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                                                              EXHIBIT 21.1
                                  SUBSIDIARY COMPANIES AND STATE OR
                                    JURISDICTION OF INCORPORATION

Atwood Drilling Inc.                                Delaware                100%
All Oceans Drilling B.V.                            Netherlands             100%
Atwood Falcon Co.                                   Delaware                100%
Atwood Hunter Co.                                   Delaware                100%
Atwood Oceanics Australia Pty. Ltd.                 Australia               100%
Atwood Oceanics Drilling Company                    Texas                   100%
Atwood Oceanics Drilling Pty. Ltd.                  Australia               100%
Atwood Oceanics International, S.A.                 Panama                  100%
Atwood Oceanics (M) Sdn. Bhd.                       Malaysia                100%
Atwood Oceanics (NZ) Limited                        New Zealand             100%
Atwood Oceanics Pacific Limited                     Cayman Island           100%
                                                        B.W.I.
twood Oceanics Platforms Pty. Ltd.                 Australia                100%
Atwood Oceanics Services                            Singapore               100%
Atwood Oceanics Service Pty. Ltd.                  Australia                100%
Atwood Oceanics West Tuna Pty. Ltd.                 Australia                50%
Aurora Offshore Services GmbH                       Germany                 100%
Clearways Drilling (M) Sdn. Bhd.                    Malaysia                 30%
Clearways Offshore Development Drilling Sdn. Bhd.   Malaysia                 30%
Deep Seas Drilling Pty. Ltd.                        Australia               100%
Eagle Oceanics, Inc.                                Texas                   100%
Oceandrill (M) Sdn. Bhd.                            Malaysia                 90%
PT Pentawood Offshore Drilling                      Indonesia                80%
Swiftdrill, Inc.                                    Texas                   100%
Swiftdrill Nigeria Limited                          Nigeria                  60%